SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2013

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2013 R. Daniel Brdar accepted an offer from Ideal Power Inc. (the “Company”) for the position of Chief Executive Officer.  Mr. Brdar will also act as the Chairman of the Board of Directors.  Mr. Brdar’s employment begins on January 8, 2014 (the “Effective Date”), the date on which he will also become a director and Chairman of the Board of Directors.  Mr. Brdar has not been appointed to any committee of the Board of Directors, and is not currently expected to be appointed to a committee.  Paul Bundschuh, the Company’s former Chief Executive Officer, has been appointed as President and Chief Commercial Officer effective January 8, 2014.

From March 2011 to May 2013, Mr. Brdar, age 53, was Chief Operating Officer of Petra Solar Inc.  Prior to his employment with Petra Solar Inc., Mr. Brdar was Chief Executive Officer of FuelCell Energy, Inc., a publicly traded company, from January 2006 to February 2011, President from August 2005 to February 2011 and Chairman of the Board of Directors from January 2007 until April 7, 2011. Prior to his employment with FuelCell Energy, Inc., which began in 2000, Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997 including directing the research, development and demonstration of advanced power systems including gas turbines, gasification systems and fuel cells. Mr. Brdar received a B.S. in Engineering from the University of Pittsburgh in 1981. Among other qualifications, Mr. Brdar has executive leadership experience, including management positions at General Electric and his service as associate director within the U.S. Department of Energy. Mr. Brdar has extensive experience in research and development and manufacturing industries.

There is no family relationship between Mr. Brdar and any of the Company’s officers and directors.  Other than the employment transaction described herein, Mr. Brdar has not entered into any transaction, and there is no currently proposed transaction, in which the Company is to be a participant and Mr. Brdar will have a direct or indirect material interest.

Pursuant to the terms of an Employment Agreement entered into on the Effective Date, the term of Mr. Brdar’s employment will be three years.  Before the expiration of the second year, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) will review his performance and, assuming that his performance is satisfactory, the term of his employment will be extended for an additional year.  During the third year and each subsequent year of his employment, the Compensation Committee will review Mr. Brdar’s performance and, assuming it is satisfactory, extend his employment for an additional year.

As compensation for his services, Mr. Brdar will receive an annual salary of $300,000 per year.  Each year, Mr. Brdar and the Compensation Committee will meet to discuss performance objectives and targets for him, personally, and for the Company for the year (the “Performance Goals”).  If the Performance Goals are satisfactorily achieved during the period or periods designated, as determined by the Compensation Committee, Mr. Brdar will be eligible to receive a target performance bonus in the amount of 60% of his annual salary.  For the first year of his employment, he will receive a bonus that is no less than 25% of his annual salary.

The Company has issued a non-qualified stock option to Mr. Brdar (the “Inducement Option”) to purchase 250,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of the common stock on the Effective Date.  The right to purchase the shares subject to the Inducement Option will vest in equal increments over a period of four years, beginning on the first anniversary of the Effective Date and continuing thereafter on each subsequent anniversary date.  The Inducement Option will have a term of 10 years and will not be subject to the terms of the Company’s 2013 Equity Incentive Plan.  Beginning with the 2015 calendar year and continuing through the 2018 calendar year, Mr. Brdar will also receive, for each year in which the Performance Goals are met, an additional option to purchase 50,000 shares of the Company’s common stock (the “Target Option”).  The per share exercise price of each Target Option will be equal to the closing price of the common stock on the first business day of the calendar year.  The right to purchase the shares subject to each Target Option will vest in equal increments over a period of four years, beginning on the 31st day of December in the year in which the Performance Goals are met.  The Target Option will have a term of 10 years and will be subject to the terms of the Company’s 2013 Equity Incentive Plan.

    If Mr. Brdar’s services are terminated at the election of the Company he will be entitled to receive (i) his accrued but unpaid annual salary and the value of unused paid time off through the effective date of the termination; (ii) his accrued but unpaid bonus, if any; (iii) business expenses incurred prior to the effective date of termination; and (iv) severance (the “Severance Payment”) consisting of one year of his annual salary, less legal deductions.  The Company may elect in its sole discretion whether to pay the Severance Payment in one lump sum or on regular pay days for the one year period following termination of Mr. Brdar’s employment.  Mr. Brdar will be entitled to continue to participate in employee benefit plans, at the Company’s sole expense, for a period of one year following the termination of his employment.

If Mr. Brdar’s services are terminated as a result of a change in control, he will be entitled to receive (i) his accrued but unpaid annual salary and the value of unused paid time off through the effective date of the termination; (ii) his accrued but unpaid bonus, if any; (iii) business expenses incurred prior to the effective date of termination; and (iv) an amount equal to his annual salary for one year.  In addition, any equity award that was scheduled to vest following the termination of his employment will vest immediately.

Mr. Brdar will be entitled to receive the same benefits and opportunities to participate in any of the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees.  During his employment, the Company will provide, at the Company’s sole expense, health insurance benefits for Mr. Brdar, his spouse and his children under the same policy or policies generally available to other executive officers of the Company.  Additional benefits, such as life insurance coverage, may be provided to him, if approved by the Compensation Committee.

The discussion above is only a brief overview of the terms and conditions included in the Employment Agreement and the Inducement Option and is qualified in its entirety by the Employment Agreement and the Inducement Option, which are attached as exhibits 10.1 and 10.2 to this Current Report.

Effective January 8, 2014, Paul Bundschuh resigned from the Company’s board of directors.  Mr. Bundschuh’s resignation was not a result of any disagreement relating to the Company’s operations, policies or practices.  Also effective January 8, 2014, William C. Alexander, the Company’s Chief Technology Officer, was appointed to the Company’s board of directors.  Mr. Alexander has not been appointed to any committee of the board of directors and is not currently expected to be appointed to a committee.  Mr. Alexander’s appointment was not a result of any arrangement or understanding between him and any other persons pursuant to which he was selected as a director.  Information regarding transactions between the Company and Mr. Alexander that require reporting pursuant to Item 404(a) of Regulation S-K has been reported in the registration statement on Form S-1, as amended, originally filed by the Company with the Securities and Exchange Commission on August 6, 2013 and declared effective on November 21, 2013.  The information is incorporated herein by reference.

ITEM 7.01            REGULATION FD DISCLOSURE

On January 8, 2014, the Company issued a press release announcing a conference call that will take place on January 13, 2014.  A copy of the press release is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by this reference.

ITEM 8.01            OTHER EVENTS

On January 8, 2014 the Company issued a press release relating to Mr. Brdar’s appointment as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  A copy of the press release is attached to this Current Report on Form 8-K as exhibit 99.2.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Employment Agreement between Ideal Power Inc. and R. Daniel Brdar
Exhibit 10.2	Ideal Power Inc. Non-Qualified Stock Option Award
Exhibit 99.1	Press release issued January 8, 2014
Exhibit 99.2	Press release issued January 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2014
IDEAL POWER INC. By: /s/ Timothy Burns Timothy Burns Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between Ideal Power Inc. and R. Daniel Brdar
Exhibit 10.2	Ideal Power Inc. Non-Qualified Stock Option Award
Exhibit 99.1	Press release issued January 8, 2014
Exhibit 99.2	Press release issued January 8, 2014